Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 28, 2000, except for the Note 13, as to which the date is January 30, 2001 relating to the financial statements of Videonics Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
February 7, 2001